                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 24, 1995 appearing on page 23 of Sun Sportswear Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Seattle, Washington
June 7, 1995